EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Australian-Canadian Oil Royalties Ltd.
Cisco, Texas   76437

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 with respect to the 2008 Stock Compensation Plan of Australian-Canadian Oil Royalties Ltd. of our report dated March 7, 2008, relating to the consolidated financial statements of Australian-Canadian Oil Royalties Ltd. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007.


                                         /S/ KILLMAN, MURRELL & COMPANY, P.C.
                                         ------------------------------------
                                            Killman, Murrell & Company, P.C.

Odessa, Texas
August 5, 2008